Exhibit 10.3

SPHERE 3D CORP.
2025 PERFORMANCE INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AGREEMENT
THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Option Agreement”) dated [DATE] by and between Sphere 3D Corp., a corporation incorporated under the laws of the Province of Ontario (the “Corporation”), and [NAME] (the “Grantee”) evidences the nonqualified stock option (the “Option”) granted by the Corporation to the Grantee as to the number of the Corporation’s Common Shares first set forth below.

Number of Common Shares:[1] Award Date: Exercise Price per Share:[1] Expiration Date:[1,2] Vesting[1,2] The Option shall vest in full and be exercisable as follows:
The Option is granted under the Sphere 3D Corp. 2025 Performance Incentive Plan (including the Canadian Residents thereto, if applicable), as amended from time to time (the “Plan”) and subject to the Terms and Conditions of Nonqualified Stock Option (the “Terms”) attached to this Option Agreement (incorporated herein by this reference) and to the Plan. The Option has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Option set forth herein. The Grantee acknowledges receipt of a copy of the Terms, the Plan and the Prospectus for the Plan.

“GRANTEE” _____________________________________ Signature: [NAME]	SPHERE 3D CORP. a corporation incorporated under the laws of the Province of Ontario By:__________________________________ [NAME] [TITLE]

Quality Review
Initials _______

_____________________________________
1 Subject to adjustment under Section 7.1 of the Plan.
2 Subject to early termination under Section 4 of the Terms and Section 7.2 of the Plan.

Standard NQ Stock Option Agreement

SPHERE 3D CORP.
2025 PERFORMANCE INCENTIVE PLAN
TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTION
1.Vesting; Limits on Exercise; Incentive Stock Option Status.
The Option shall vest and become exercisable in percentage installments of the aggregate number of shares subject to the Option as set forth on the cover page of this Option Agreement. The Option may be exercised only to the extent the Option is vested and exercisable.
•Cumulative Exercisability. To the extent that the Option is vested and exercisable, the Grantee has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.
•No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.
•Minimum Exercise. No fewer than 100 Common Shares (subject to adjustment under Section 7.1 of the Plan) may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.
•Nonqualified Stock Option. The Option is a nonqualified stock option and is not, and shall not be, an incentive stock option within the meaning of Section 422 of the Code.
2.Continuance of Employment/Service Required; No Employment/Service Commitment.
    Except as expressly provided in Section 4 below, the vesting schedule applicable to the Option requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 4 below or under the Plan.
    Nothing contained in this Option Agreement or the Plan constitutes a continued employment or service commitment by the Corporation or any of its Subsidiaries, affects the Grantee’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Grantee’s other compensation. Nothing in this Option Agreement, however, is intended to adversely affect any independent contractual right of the Grantee without his/her consent thereto.
3.Method of Exercise of Option.
The Option shall be exercisable by the delivery to the Secretary of the Corporation (or such other person as the Administrator may require pursuant to such administrative exercise procedures as the Administrator may implement from time to time) of:
•a written notice stating the number of Common Shares to be purchased pursuant to the Option or by the completion of such other administrative exercise procedures as the Administrator may require from time to time;
•payment in full for the Exercise Price of the shares to be purchased in cash, check or by electronic funds transfer to the Corporation;
•any written statements or agreements required pursuant to Section 8.1 of the Plan; and
•satisfaction of the tax withholding provisions of Section 6 of this Option Agreement.

Standard NQ Stock Option Agreement

The Administrator also may, but is not required to, authorize a non-cash payment alternative by one or more of the following methods (subject in each case to compliance with all applicable laws, rules, regulations and listing requirements and further subject to such rules as the Administrator may adopt as to any such payment method):
•notice and third party payment in such manner as may be authorized by the Administrator;
•in Common Shares already owned by the Grantee, valued at their fair market value (as determined under the Plan) on the exercise date;
•a reduction in the number of Common Shares otherwise deliverable to the Grantee (valued at their fair market value on the exercise date, as determined under the Plan) pursuant to the exercise of the Option; or
•a “cashless exercise” with a third party who provides simultaneous financing for the purposes of (or who otherwise facilitates) the exercise of the Option.
4.Early Termination of Option; Possible Acceleration of Option.
4.1Expiration Date. Subject to earlier termination as provided below in this Section 4, the Option will terminate on the “Expiration Date” set forth in the cover page of this Option Agreement (the “Expiration Date”).
4.2Possible Termination of Option upon Certain Corporate Events. The Option is subject to termination in connection with certain corporate events as provided in Section 7.2 of the Plan.
4.3Termination of Option upon a Termination of Grantee’s Employment or Services. Subject to earlier termination on the Expiration Date of the Option or pursuant to Section 4.2 above, if the Grantee ceases to be employed by or ceases to provide services to the Corporation or a Subsidiary, the following rules shall apply:
•other than as expressly provided below in this Section 4.3, (a) the Grantee will have until the date that is 3 months after his or her Termination Date (as defined below) to exercise the Option (or portion thereof) to the extent that it was vested on the Termination Date (after giving effect to any accelerated vesting that may apply pursuant to Section 4.4), (b) the Option, to the extent not vested on the Termination Date, shall terminate on the Termination Date, and (c) the Option, to the extent exercisable for the 3-month period following the Termination Date and not exercised during such period, shall terminate at the close of business on the last day of the 3-month period; and
•if the termination of the Grantee’s employment or services is the result of the Grantee’s death or Disability (as defined below), (a) the Grantee (or his beneficiary or personal representative, as the case may be) will have until the date that is 12 months after the Grantee’s Termination Date to exercise the Option (or portion thereof) to the extent that it was vested on the Termination Date, (b) the Option, to the extent not vested on the Termination Date, shall terminate on the Termination Date, and (c) the Option, to the extent exercisable for the 12-month period following the Termination Date and not exercised during such period, shall terminate at the close of business on the last day of the 12-month period.
In all events the Option is subject to earlier termination on the Expiration Date of the Option or as contemplated by Section 4.2. The Administrator shall be the sole judge of whether the Grantee continues to render employment or services for purposes of this Option Agreement.
For purposes hereof, “Disability” has the meaning given to such term (or a similar term) in any employment agreement between the Grantee and the Corporation or any of its Subsidiaries as in effect on the Award Date or, if there is no such agreement (or such agreement does not include a definition of such term), shall mean the Grantee (as determined solely by the Administrator on the basis of such medical evidence as the Administrator deems warranted under the circumstances) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

Standard NQ Stock Option Agreement

For purposes hereof, “Termination Date” means the Grantee’s last day of actual and active employment or service with the Corporation or any of its Subsidiaries.  For greater certainty, no period of notice of termination, if any, or payment in lieu of notice that is given or ought to have been given pursuant to the Grantee’s applicable employment agreement, contract for service or at law that follows or is in respect of a period after the last date of actual and active employment will be considered as extending Grantee’s period of employment or services for purposes of determining the Grantee’s entitlement under the Option.
4.4Employment Agreement. Notwithstanding the foregoing, the Option is subject to any rights to accelerated vesting the Grantee may have under any employment, severance, retention or similar agreement with the Corporation or any of its Subsidiaries in effect on the Award Date.
5.Non-Transferability.
The Option and any other rights of the Grantee under this Option Agreement or the Plan are nontransferable and exercisable only by the Grantee, except as set forth in Section 5.7 of the Plan.
6.Tax Withholding.
Upon any exercise or payment of the Option, or upon any other tax withholding event with respect to the Option, arrangements satisfactory to the Corporation shall be made to provide for any taxes the Corporation or any of its Subsidiaries may be required to withhold with respect to such event or payment as provided in Section 8.5 of the Plan. With the Corporation’s consent and subject to the Corporation’s compliance with all applicable laws, these arrangements may include (a) withholding Common Shares that otherwise would be issued to the Grantee pursuant to the Option, (b) surrendering Common Shares that the Grantee previously acquired or (c) an irrevocable arrangement (on terms reasonably acceptable to the Corporation) with a third-party broker to use the proceeds of a sale of Common Shares on the market to provide for such tax withholding. In the case of clauses (a) and (b) above, the fair market value of these shares (as determined under the Plan as of the date when taxes otherwise would have been withheld in cash), will be applied to the withholding taxes.
7.No Shareholder Rights.
The Grantee shall have no rights as a shareholder of the Corporation, no dividend rights and no voting rights, with respect to the Option and any Common Shares underlying or issuable in respect of the Option until such time as the Option is exercised and such Common Shares are actually issued to and held of record by the Grantee. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of such shares.
8.Notices.
Any notice to be given under the terms of this Option Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Grantee at the address last reflected on the Corporation’s payroll records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be delivered in person or shall be enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Grantee is no longer employed by the Corporation or a Subsidiary, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 7.
9.Plan.
The Option and all rights of the Grantee under this Option Agreement are subject to the terms and conditions of the Plan (including, for greater certainty and to the extent applicable, the Canadian Residents Addendum to the Plan), incorporated herein by this reference. In the event of any conflict between the provisions of the Plan and this Option Agreement, the provisions of the Plan shall control. The Grantee agrees to be bound by the terms of the Plan and this Option Agreement. The Grantee acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Option Agreement. Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Grantee unless such rights are expressly set forth herein or

Standard NQ Stock Option Agreement

are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.
10.Entire Agreement.
This Option Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Option Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.
11.Governing Law.
This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to conflict of law principles thereunder.
12.Effect of this Agreement.
Subject to the Corporation’s right to terminate the Option pursuant to Section 7.2 of the Plan, this Option Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.
13.Counterparts.
This Option Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
14.Section Headings.
The section headings of this Option Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.
15.Language.
The parties hereto have agreed that this Option Agreement and the Plan be drafted in English. Les parties aux présentes ont convenu que le présent document et les règles du régime soient rédigés en anglais.
16.No Advice Regarding Grant.
The Grantee is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Grantee may determine is needed or appropriate with respect to the Option (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Option and any shares that may be acquired upon exercise of the Option). Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Option Agreement) or recommendation with respect to the Option. Except for the withholding rights contemplated by Sections 3 and 6 above and Section 8.5 of the Plan, the Grantee is solely responsible for any and all tax and other liability that may arise with respect to the Option and any shares that may be acquired upon exercise of the Option (including any sale of such shares).
17.Insider Trading Rules.
The Grantee hereby acknowledges being subject to all applicable laws, rules and regulations, as well as Corporation policies, regarding insider trading.
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Standard NQ Stock Option Agreement